                                                                      EXHIBIT 21

                                PULTE HOMES, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 2003

Pulte Homes, Inc. (the Company) owns 100% of the capital stock of Pulte Diversified Companies, Inc., Pulte Financial Companies, Inc. (PFCI), Radnor Homes, Inc., Pulte.com, Inc., PH1 Corporation, and Pulte Realty Holdings, Inc., Inc., all Michigan corporations, North American Builders Indemnity Company, a Colorado corporation, Marquette Title Insurance Company, a Vermont corporation, RN Acquisition 2 Corp., a Nevada corporation, Del Webb Corporation (Del Webb), a Delaware corporation and 100% of PB Venture L.L.C., Pulte Land Company, LLC, Pulte Michigan Services, LLC, Pulte Homes of Michigan, LLC and Pulte Homes of Ohio, LLC, all Michigan limited liability companies. The Company is a member of the following corporation and limited liability companies:

             ENTITY NAME                  PLACE OF FORMATION   PERCENTAGE OWNERSHIP
             -----------                  ------------------   --------------------
Grayhaven Estates Limited, L.L.C.             Michigan                 99%
City Homes Development L.L.C.                 Michigan                 50%
Shorepointe Village Homes, L.L.C.             Michigan               82.5%
Contractors Insurance Company of North
  America, Inc., a Risk Retention Group       Hawaii                  .01%

Pulte Diversified Companies, Inc. owns 100% of the capital stock of Pulte International Corporation, Pulte Home Corporation (PHC) and American Title of the Palm Beaches Corporation, all Michigan corporations, First Heights Bank, a federal savings bank and PH5 Corporation, a Delaware corporation.

Pulte International Corporation owns 100% of the capital stock of Pulte International-Mexico, Inc., Pulte International Caribbean Corp., Pulte Chile Corporation, Pulte SA Corporation, Pulte Argentina Corporation and Pulte SRL Corporation, all Michigan corporations, PIMI Holdings LLC, a Michigan limited liability company and 99% of Pulte International Mexico Limited Partnership, a Michigan limited partnership. Pulte SRL Corporation and Pulte Argentina Corporation each own 50% of Pulte S.R.L., an Argentine limited partnership. PIMI Holdings LLC owns 1% of Pulte International Mexico Limited Partnership, a Michigan limited partnership. Pulte International Mexico Limited Partnership owns 100% of Pulte SRL Holdings, LLC, a Michigan limited liability company.

Pulte International-Mexico, Inc. and PHC own 99.99% and .01%, respectively, of the capital stock of Controladora PHC, S.A. de C.V. (Controladora), a Mexican corporation and Pulte International-Mexico, Inc. owns 3.3% of Pulte Mexico Division Norte, S. de R.L. de C.V., also a Mexican corporation. Pulte International-Mexico, Inc. owns .1% of Nantar S. de R.L. de C.V., .01% of Pulte Bajio Construcciones S. de R.L. de C.V. and .01% of Pulte Mexico Division Centro Sur S. de R.L. de C.V., 1% of Pulte Internacional Mexico S. de R.L. de C.V., all Mexican limited liability companies. Controladora owns 99.9% of Nantar, S. de R.L. de C.V., a Mexican limited liability company, 63.8% of Pulte Mexico S. de R.L. de C.V. (Pulte Mexico), and 99% of Pulte Internacional Mexico S. de R.L. de C.V., both Mexican limited liability companies, 25% of Residencial Riviera, S.A. de C.V., a Mexican corporation, and 25% of Ciudad Riviera, S.A. de C.V., a Mexican corporation. Pulte Mexico owns 99.99% of Pulte Mexico Division Centro Sur S. de R.L. de C.V. and 99.99% of Pulte Bajio Construcciones S. de R.L. de C.V., both Mexican limited liability companies, and 96.7% of Pulte Mexico Division Norte, S. de R.L. de C.V., a Mexican corporation.

Pulte International Caribbean Corp. owns 100% of the capital stock of Pulte International Building Corporation, a Michigan corporation. Pulte International Building Corporation owns 50% of Desarrolladores Urbanos (Canovanas) SE, 50% of Mayaguez Partners, S.E., and 50% of Andrea's Court, S.E., all Puerto Rican general partnerships.

Pulte Chile Corporation owns 99% and Pulte SA Corporation owns 1% of Pulte de Chile Limitada, a Chilean limited partnership. Pulte Chile Corporation owns 99.9% and Pulte SA Corporation owns .1% of Residencias del Norte Limitada, a Chilean limited liability company.

PH5 Corporation owns 100% of the capital stock of DiVosta Homes Holdings, LLC a Delaware limited liability company and 99% of DiVosta Homes, LP, a Delaware limited partnership. DiVosta Home Holdings, LLC owns 1% of DiVosta Homes, L.P., a Delaware limited liability company.

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

DiVosta Homes, L.P. owns 100% of the capital stock of Abacoa Homes, Inc., DiVosta Homes Marketing, Inc., Florida Building Products, Inc., Florida Club Homes, Inc., Hammock Reserve Development Company, Island Walk Development Company, RiverWalk of the Palm Beaches Development Company, Inc., DiVosta Building Corporation, Village Walk Development Company, Inc., Island Walk Realty, Inc. and DiVosta Home Sales, Inc., all Florida corporations. DiVosta Homes, L.P. owns 100% of the capital stock of PH3 Corporation, a Michigan corporation.

PFCI owns 100% of the capital stock of Guaranteed Mortgage Corporation III, a Michigan corporation.

Radnor Homes, Inc. owns 25.6% and RN Acquisition 2 Corp. owns 74.4% of Pulte Homes Tennessee Limited Partnership, a Nevada limited partnership.

Pulte Realty Holdings, Inc. owns 100% of the capital stock of Pulte RC, LLC, a Michigan limited liability company, Pulte Realty Corporation, an Arizona corporation and 99% of Pulte International Caribbean II, Limited Partnership, a Michigan limited partnership. Pulte RC, LLC owns 1% of Pulte International Caribbean II, Limited Partnership, a Michigan limited partnership.

North American Builders Indemnity Company owns 99.99% of the capital stock of Contractors Insurance Company of North America, Inc., a Risk Retention Group, a Hawaii Corporation.

PB Venture L.L.C. owns 100% of PC/BRE Venture L.L.C., a Delaware limited liability company.

PC/BRE Venture L.L.C. owns 100% of PC/BRE Development L.L.C., PC/BRE Whitney Oaks L.L.C., PC/BRE Winfield L.L.C. and PC/BRE Springfield L.L.C., all Delaware limited liability companies.

PC/BRE Springfield L.L.C. owns 88% of Springfield Golf Resort, L.L.C., an Arizona limited liability company.

Marquette Title Insurance Company owns 100% of Pulte Services California, LLC, a Michigan limited liability company.

Pulte Homes of Michigan, LLC owns 100% of the capital stock of Pulte IN-Corporation and Sean/Christopher Homes, Inc., both Michigan corporations, Pulte Home Sciences, LLC, a Michigan limited liability company and 99% of Pulte Homes of Michigan I Limited Partnership, a Michigan limited partnership. Pulte In-Corporation and Sean/Christopher Homes, Inc. each own 50% of Pulte Homes of Indiana, LLC, an Indiana limited liability company.

Pulte Homes of Ohio, LLC owns 100% of the capital stock of Butterfield Properties, LLC, an Ohio limited liability company.

PHC owns 100% of the capital stock or is sole member of the following subsidiaries:

                                                                     PLACE OF
                        COMPANY NAME                          INCORPORATION/FORMATION
                        ------------                          -----------------------
Pulte Mortgage LLC (1)....................................           Delaware
Lexington Oaks Golf Club, Inc.............................           Florida
Preserve I, Inc. (2)......................................           Michigan
Preserve II, Inc. (2).....................................           Michigan
TVM Corporation (3).......................................           Michigan
Pulte Homes of Minnesota Corporation......................           Minnesota
Pulte Home Corporation of The Delaware Valley (4).........           Michigan
PBW Corporation (5).......................................           Michigan
Wil Corporation (5).......................................           Michigan
Homesite Solutions Corporation............................           Michigan
Pulte Homes of South Carolina, Inc........................           Michigan
Pulte Lifestyle Communities, Inc..........................           Michigan
Pulte Payroll Corporation.................................           Michigan
PHC Title Corporation (6).................................           Michigan

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

                                                                     PLACE OF
                        COMPANY NAME                          INCORPORATION/FORMATION
                        ------------                          -----------------------
Pulte Land Development Corporation.......................            Michigan
Pulte Homes of Greater Kansas City, Inc..................            Michigan
PN I, Inc. (7)...........................................            Nevada
PN II, Inc. (7)..........................................            Nevada
PHT Title Corporation (8)................................            Michigan
Frederick Holding Corp...................................            Michigan
Lone Tree Golf Club, LLC.................................            Michigan
Pulte Michigan Holdings Corporation (9)..................            Michigan
Chandler Natural Resources Corporation (10)..............            Michigan
Edinburgh Realty Corporation.............................            Michigan
Pulte Homes of New York, Inc.............................            Michigan
PH2 Corporation..........................................            Michigan
PHNE Business Trust (11).................................            Massachusetts
Fox Glen Retreat, L.L.C..................................            Michigan
Gatestone, L.L.C. .......................................            Michigan
Pulte Development Corporation (12).......................            Michigan
Pulte Services Corporation...............................            Michigan
Grand Place Hayward, LLC.................................            California
Clairmont, L.L.C.........................................            Michigan
Corte Bella Golf Club, LLC...............................            Michigan
JNN Properties, LLC......................................            Michigan
Pulte Development New Mexico, Inc........................            Michigan
Pulte Homes of New Mexico, Inc...........................            Michigan
Pulte Realty of New York, Inc............................            New York
Pulte Realty of South Jersey, Inc........................            Michigan
Pulte Trades of North Carolina, LLC......................            Michigan
Pulte Georgia Holdings, LLC (14).........................            Michigan

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

1) Pulte Mortgage LLC owns 100% of the capital stock of PCIC Corporation and Pulte Funding, Inc., both Michigan corporations, Joliet Mortgage Reinsurance Company, a Vermont corporation, Del Webb Mortgage LLC, a Delaware limited liability company, 22.2% of the capital stock of Hipotecaria Su Casita, S.A. de C.V., a Mexican corporation, and 22.19% of Fideicomiso 102412, a Mexican business trust. Fideicomiso 102412 owns 55.15% of Interesa, S.A. de C.V., Sociedad Operadora de Sociedados de Inversion, a Mexican corporation.

2) Preserve II, Inc. owns 99% and Preserve I, Inc. owns 1% of Pulte Communities NJ, Limited Partnership, a Michigan partnership. Preserve II, Inc. also owns 99% of Pulte Homes of NJ, Limited Partnership and 99% of Pulte Homes of PA, Limited Partnership, both Michigan partnerships. Preserve I, Inc. also owns 100% of the capital stock of HydroSource Acquisitions, Inc., a Michigan corporation, and Jersey Meadows, LLC, a New Jersey limited liability company.

3) TVM Corporation owns 63% of PHM Title Agency L.L.C., a Delaware limited liability company.

4) Pulte Home Corporation of The Delaware Valley owns 1% of Pulte Homes of NJ, Limited Partnership and 1% of Pulte Homes of PA, Limited Partnership, both Michigan partnerships.

5) PBW Corporation owns 99% and Wil Corporation owns 1% of Wilben II Limited Partnership, a Maryland limited partnership. PBW Corporation owns 5% and Wil Corporation owns 95% of Wilben, LLLP, a Maryland limited partnership. PBW Corporation and Wil Corporation each own 50% of One Willowbrook, LLC, a Maryland limited liability company. Wil Corporation also owns 100% of Highlands One, H.D. Investments I, L.L.C., Bel North, LLC, William's Field at Perry Hall, L.L.C., Carr's Grant, LLC, Harrison Hills, LLC, Campus Lakes, LLC, August Woods, LLC and Lyons, LC, all Maryland limited liability companies.

6) PHC Title Corporation owns 80% of Pulte Title Agency of Minnesota, L.L.C., a Minnesota limited liability company, 99% of PHT Title Agency, L.P., a Texas limited partnership, 49% of Pulte Title Agency of Ohio, LLC, an Ohio limited liability company and 49% of Pulte Title Agency of Michigan, L.L.C., a Michigan limited liability company.

7) PN I, Inc., owns .1% and PN II, Inc. owns 99.9% of Devtex Land, L.P. and Pulte Homes of Texas, L.P., both Texas limited partnerships. PN II, Inc. also owns 100% of the capital stock of Pulte Texas Holdings, Inc., a Michigan corporation and 100% of Pratte Acquisition, LLC, a Michigan limited liability company. Pulte Homes of Texas, L.P. owns 100% of PHT Operating Company LLC, a Michigan limited liability company. Pulte Homes of Texas, L.P. owns 99.9% and PHT Operating Company LLC owns .1% of PHT Building Materials Limited Partnership, a Michigan limited partnership. PNI, Inc. also owns 1% of Grayhaven Estates Limited, L.L.C., a Michigan limited liability company.

8) PHT Title Corporation owns 1% of PHT Title Agency, L.P., a Texas limited partnership.

9) Pulte Michigan Holdings Corporation owns 1% of Pulte Homes of Michigan I Limited Partnership, a Michigan limited partnership.

10) Chandler Natural Resources Corporation owns 100% of Chandler DJ Basin LLC, a Michigan limited liability company.

11) PHNE Business Trust owns 100% of Pulte Homes of New England LLC, PHS Virginia Holdings, LLC, and BMD Development, LLC, all Michigan limited liability companies, 100% of GI Development Business Trust, a Massachusetts business trust and 99% of PHS Virginia Limited Partnership, a Michigan limited partnership.

     Pulte Homes of New England, LLC owns 100% of the capital stock of Coachman Development, LLC, Hilltop Farms Development, LLC, Oceanside Village, LLC and South Natick Hills, LLC, all Michigan limited liability companies. Pulte Homes of New England, LLC also owns 100% of Herring Pond Development Corporation and MALDP Development Corporation, both Michigan corporations, and 99% of Willow Brook Associates Limited Partnership, a Massachusetts limited partnership.

     PHS Virginia Holdings, LLC owns 1% of PHS Virginia Limited Partnership, a Michigan limited partnership.

     GI Development Business Trust owns 100% of the capital stock of Great Island Community, LLC, a Michigan limited liability company. PHS Virginia Limited Partnership owns 100% of the capital stock of Pulte Home Sciences of Virginia, LLC, a Michigan limited liability company.

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

12) Pulte Development Corporation owns 50% of PH Arizona LLC, a Michigan limited liability company. PH Arizona LLC owns 100% of the capital stock of Pulte Arizona Services, Inc., a Michigan corporation. Pulte Arizona Services, Inc. owns 100% of the capital stock of Dean Realty Company, Springfield Realty Corporation and PQL Realty Corporation, all Michigan corporations, and Del Webb Community Management Co., an Arizona Corporation. Dean Realty Company owns 100% of Pulte Real Estate Company, a Florida corporation.

13) Pulte Georgia Holdings, LLC, owns 100% of RCC Georgia Investor III, LLC, a Delaware limited liability company.

PHC is a member or owns capital stock in the following entities:

                                                               PLACE OF             PERCENTAGE
                        ENTITY NAME                            FORMATION            OWNERSHIP
                        -----------                            ---------            ---------
Spa L Builders LLC.........................................    California             38.60%
Fallsgrove Associates LLC..................................    Maryland               35.36%
Chase Triple M, LLC........................................    Delaware               51.61%
Fieldstone Estates, L.L.C..................................    Arizona                50.00%
PH Arizona LLC.............................................    Michigan               50.00%
Stetson Venture II, LLC....................................    Arizona                50.00%

Del Webb owns 100% of the capital stock or is sole member of the following subsidiaries:

                                                                        PLACE OF
                      COMPANY NAME                             INCORPORATION/FORMATION
                      ------------                             -----------------------
Del Webb's Coventry Homes, Inc. (1)........................            Arizona
Del Webb's Spruce Creek Communities, Inc. (2)..............            Arizona
Sun City Homes, Inc. (3)...................................            Nevada
Del Webb Construction Services Co. (4).....................            Arizona
Del Webb Commercial Properties Corporation (5).............            Arizona
New Mexico Asset Corporation (6)...........................            Arizona
Del Webb Communities, Inc. (7).............................            Arizona
Asset One Corp. (8)........................................            Arizona
Asset Five Corp............................................            Arizona
Del Webb California Corp...................................            Arizona
Del E. Webb Financial Corporation..........................            Arizona
Del Webb Golf Corp.........................................            Arizona
Del Webb Homes, Inc........................................            Arizona
Del Webb Purchasing  Company of Illinois, Inc..............            Arizona
Del Webb Property Corp.....................................            Arizona
Del Webb Title Company of Nevada, Inc......................            Nevada
Del Webb MidAtlantic Corp..................................            Arizona
DW Aviation Co.............................................            Arizona
DW Homebuilding Co.........................................            Arizona
Mountain View Two, LLC.....................................            Arizona
Sun City Title Agency of Illinois, Inc.....................            Arizona
Terravita Corp.............................................            Arizona
Terravita Home Construction Co.............................            Arizona
PH4 Corporation............................................            Michigan
Del Webb Communities of Illinois, Inc. (9).................            Arizona

Del Webb also owns 100% of Asset Seven Corp., an Arizona corporation, and 1% of New Mexico Asset Limited Partnership, an Arizona limited partnership.

                                PULTE HOMES, INC.
                   SUBSIDIARIES OF THE REGISTRANT (CONTINUED)

1) Del Webb's Coventry Homes, Inc. owns 100% of the capital stock of Del Webb's Coventry Homes Construction Co., Del Webb's Coventry Homes of Nevada, Inc. and Del Webb communities of Virginia, Inc., all Arizona corporations and 50% of 56th and Lone Mountain, L.L.C. an Arizona limited liability company.

2) Del Webb's Spruce Creek Communities, Inc. owns 100% of the capital stock of Spruce Creek South Utilities, Inc., a Florida corporation.

3) Sun City Homes, Inc. owns 100% of the capital stock of Marina Operations Corp., an Arizona corporation.

4) Del Webb Construction Services, Co. owns 100% of the capital stock of Del Webb Southwest Co., an Arizona corporation and .1% of Del E. Webb Development Co., L.P., a Delaware limited partnership. Del Webb Southwest Co. owns 100% of the capital stock of Del Webb Texas Title Agency Co., an Arizona corporation and 1% of Del Webb Texas Limited Partnership, an Arizona limited partnership.

5) Del Webb Commercial Properties Corporation owns 100% of the capital stock of Del E. Webb Foothills Corporation, an Arizona corporation.

6) New Mexico Asset Corporation owns 99% of New Mexico Asset Limited Partnership, an Arizona limited partnership.

7) Del Webb Communities, Inc., owns 100% of the capital stock of Del Webb Limited Holding Co., Del Webb Home Construction, Inc.,Thunderbird Lodge Holding Corp., Del Webb's Contracting Services, Inc., Sun City Title Agency Co., Sun State Insulation Co. Inc., Del Webb's Sunflower of Tucson, Inc., all Arizona corporations, and Sun City Sales Corporation, a Michigan corporation. Del Webb Communities, Inc. also owns 99.9% of Del E. Webb Development Co. L.P., a Delaware limited partnership, and 50% of North Valley Enterprises, LLC, a Nevada limited liability company. Del Webb Limited Holding Co. owns 99% of Del Webb Texas Limited Partnership, an Arizona limited partnership.

8) Asset One Corp. owns 50% of Mountain View One LLC, an Arizona limited liability company.

9) Del Webb Communities of Illinois, Inc. owns 100% of Anthem Arizona, LLC, an Arizona limited liability company.